UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 2008

KINTERA, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50507	74-2947183
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

9605 Scranton Road, Suite 200 San Diego, CA	92121
(Address of Principal Executive Offices)	(Zip Code)

(858) 795-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Notice of Entry into a Material Definitive Agreement.

Merger Agreement

On May 29, 2008, Kintera, Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Blackbaud, Inc., a Delaware corporation (“Blackbaud”), and Eucalyptus Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Blackbaud (“Merger Sub”), for the acquisition of the Company by Blackbaud. Pursuant to the terms of the Merger Agreement, Blackbaud (through Merger Sub) will make a cash tender offer for all of the issued and outstanding shares of the Company’s common stock at a per share purchase price of $1.12, for aggregate consideration of approximately $46.0 million.

Within two days after the consummation of the tender offer, Merger Sub will merge with and into the Company and the Company will become a wholly-owned subsidiary of Blackbaud (the “Merger”). In the Merger, the remaining stockholders of the Company, other than stockholders who have validly exercised their appraisal rights under the Delaware General Corporation Law, will be entitled to receive the $1.12 per share of common stock. Upon completion of the Merger, all outstanding options to purchase the Company’s common stock with an exercise price equal to or greater than $1.12, whether or not exercisable and vested, will be cancelled. Options with an exercise price less than $1.12 per share will be converted into options to purchase shares of Blackbaud common stock.

The Company has made various representations and warranties and agreed to specified covenants in the Merger Agreement, including covenants relating to the Company’s conduct of its business between the date of the Merger Agreement and the closing of the Merger, restrictions on solicitation of proposals with respect to alternative transactions, public disclosures and other matters. The Merger Agreement contains certain termination rights of Blackbaud and the Company and provides that, upon the termination of the Merger Agreement under specified circumstances, the Company will be required to pay Blackbaud a termination fee of up to $1.5 million and to reimburse Blackbaud’s reasonable expenses up to $750,000.

The Company’s Board of Directors has approved the Merger Agreement and unanimously recommends that its stockholders accept the tender offer.

The consummation of the tender offer and the Merger is subject to customary closing conditions. Depending on the number of shares held by Blackbaud after its acceptance of the shares properly tendered in connection with the tender offer, approval of the Merger by the holders of the Company’s outstanding shares remaining after the completion of the tender offer may be required.

Tender and Support Agreement

Each of the Company’s directors and officers, as well as certain other stockholders, have entered into a Tender and Support Agreement, effective as of May 29, 2008 (the “Tender and Support Agreement”), with Blackbaud in connection with the Merger. Pursuant to the Tender and Support Agreement, each has agreed to, among other things, tender its shares of capital stock of the Company in the tender offer and, if necessary, to vote such shares in favor of the Merger and against any alternative acquisition proposal. The total number of shares subject to the Tender and Support Agreement is approximately 8,718,483, representing approximately 22% of the Company’s outstanding shares of common stock.

The Merger Agreement and the Tender and Support Agreement are attached hereto as Exhibits 2.1 and 2.2, respectively, and are incorporated herein by reference. The foregoing descriptions of the Merger Agreement and the Tender and Support Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of such agreements.

The Merger Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company. The Merger Agreement contains representations and warranties that the Company has made to Blackbaud. The assertions embodied in those representations and warranties are qualified by information in confidential disclosure schedules that the Company has provided to Blackbaud in connection with signing the Merger Agreement. The disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement. Accordingly, investors should not rely on the representations and warranties as characterizations of the actual state of facts at the time they were made or otherwise.

Item 3.03. Material Modification of Rights of Security Holders

On May 29, 2008, the board of directors of the Company approved and entered into an Amendment (the “Amendment”) to the Rights Agreement, dated January 25, 2006 (the “Rights Agreement”), by and between the Company and Computershare (formerly U.S. Stock Transfer Corporation), as rights agent (the “Rights Agent”).

The Amendment, among other things, renders the Rights Agreement inapplicable to the Merger, the Merger Agreement and the transactions contemplated thereby. In addition, the Amendment provides that neither Blackbaud, Merger Sub nor any of their affiliates will become an “Acquiring Person,” none of a “Section 11(a)(ii) Event,” “Stock Acquisition Date”, “Distribution Date”, or “Section 13 Event” shall occur, and that the “Rights” (as each of such terms is defined in the Rights Agreement) will not separate from shares of Company common stock, in each case, by reason of the approval or execution of the Merger Agreement, the announcement or consummation of the Merger, the Merger Agreement or the transactions contemplated thereby.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, a copy of which is filed as Exhibit 4.1 hereto and is incorporated herein by reference.

The tender offer for the outstanding shares of common stock of the Company has not yet commenced. No statement in this announcement is an offer to purchase or a solicitation of an offer to sell securities. At the time the tender offer is commenced, Blackbaud will file a tender offer statement on Schedule TO with the U.S. Securities and Exchange Commission (the “SEC”), and Kintera will file a solicitation/recommendation statement on Schedule 14D-9 with respect to the tender offer. Stockholders are urged to read both the tender offer statement, including the offer to purchase and letter of transmittal, and the solicitation/recommendation statement because they will contain important information. Kintera stockholders and other investors will be able to obtain copies of these materials without charge from the SEC through the SEC’s website at www.sec.gov, from Georgeson Inc., the information agent for the offer, toll-free at (866) 328-5439 (banks and brokers call (212) 440-9800), from Blackbaud (with respect to documents filed by Blackbaud with the SEC) by going to the Investor Relations section of Blackbaud’s website at www.blackbaud.com, or from Kintera (with respect to documents filed by Kintera with the SEC) by going to the Investor Relations section of Kintera’s website at www.kintera.com. Stockholders and other investors are urged to read those materials carefully prior to making any decisions with respect to the offer.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated May 29, 2008, by and among Blackbaud, Inc., Eucalyptus Acquisition Corporation and Kintera, Inc.*

2.2	Form of Tender and Support Agreement, dated May 29, 2008, by and among Blackbaud, Inc. and the individuals listed on Attachment A.

4.1	Amendment to Rights Agreement, dated May 29, 2008, between Kintera, Inc. and Computershare (formerly U.S. Stock Transfer Corporation) as Rights Agent.

*	Excludes schedules, exhibits and certain attachments, which the registrant agrees to furnish to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KINTERA, INC.
Date: May 30, 2008
/s/ Richard Davidson
Richard Davidson
Chief Financial Officer

EXHIBIT LIST

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated May 29, 2008, by and among Blackbaud, Inc., Eucalyptus Acquisition Corporation and Kintera, Inc.*

2.2	Form of Tender and Support Agreement, dated May 29, 2008, by and among Blackbaud, Inc. and the individuals listed on Attachment A.

4.1	Amendment to Rights Agreement, dated May 29, 2008, between Kintera, Inc. and Computershare (formerly U.S. Stock Transfer Corporation) as Rights Agent.

*	Excludes schedules, exhibits and certain attachments, which the registrant agrees to furnish to the Securities and Exchange Commission upon request.